                                                                  EXHIBIT 23.2.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2 (Registration No. 333-51781) of our report, which includes an explanatory paragraph related to substantial doubt about U.S. On-Line Cable, L.L.C.'s ability to continue as a going concern, dated February 21, 1997, except as to Notes 5 through 8 for which the date is February 27, 1998, and Note 9, for which the date is March 27, 1998, on our audit of the consolidated financial statements of U.S. On-Line Cable, L.L.C. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.



Austin, Texas


June 25, 1998